Exhibit 99.1

News Release
Quantenna Announces Third Quarter 2018 Financial Results
Another Record Revenue Quarter Highlights Quantenna’s Broad Product Portfolio
San Jose, CA - October 29, 2018 - Quantenna Communications, Inc. (NASDAQ:QTNA), a global leader and innovator of leading-edge performance Wi-Fi solutions, today announced preliminary unaudited financial results for the third quarter ended September 30, 2018.
"Our strong third quarter operating results highlight the success of our Wave 3 10G product. This solution is now also designed into the flagship offering of one of the largest European broadband service providers in addition to its continued deployment by cable MSOs in North America. With strong customer engagement and positive market feedback, we also expanded our 802.11ax product family with the launch of our mainstream offering, the world’s only dual-band, 9-stream 802.11ax solution,” commented Dr. Sam Heidari, Chairman and Chief Executive Officer.
“We expect record revenue in the fourth quarter driven by continued growth across our primary product segments as we are expanding our addressable market into mainstream opportunities that are seeking a superior Wi-Fi experience.”
Financial Summary

	Three Months Ended			Nine Months Ended
	September 30, 2018	October 1, 2017	% Change	September 30, 2018	October 1, 2017	% Change

Revenue	$59,349	$50,108	18.4%	$157,893	$135,084	16.9%
Gross Profit	29,490	24,517	20.3%	78,119	66,872	16.8%
Gross Margin	49.7%	48.9%	80 bps	49.5%	49.5%	—%

Net income:
GAAP	$3,879	$2,802		$1,664	$2,087
Non-GAAP	6,968	5,571		12,752	9,534

Net income per share - diluted:
GAAP	$0.10	$0.07		$0.04	$0.05
Non-GAAP	0.17	0.14		0.32	0.25

(in thousands except per share data, unaudited)

Commentary on the third quarter 2018 financial results by Company management is available at http://ir.quantenna.com/events.cfm.
Please see the note below regarding the use of non-GAAP financial measures, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.
Third Quarter Company Highlights

•	Record revenue of $59.3 million, representing year over year growth of 18% over the third quarter of 2017 and 11% sequential growth over the second quarter of 2018.

•	Third quarter GAAP diluted EPS of $0.10 compares to $0.07 in the third quarter of 2017. Third quarter non-GAAP dilutive EPS of $0.17 compares to $0.14 in the third quarter of 2017.

•	Third quarter GAAP operating income grew 24% compared to the third quarter of 2017. Third quarter non-GAAP operating income grew 35% compared to the third quarter of 2017.

•	Third quarter cash generated from operations grew 118% compared to the third quarter of 2017. Cumulative 2018 year-to-date cash from operations grew 39% compared to 2017.

•	Record revenue from both our Wave 3 10G and Wave 2 product segments.

•
Expansion of Wave 3 10G into Europe with Deutsche Telekom’s award-winning Speedport Pro gateway powered by Quantenna’s Wave 3 10G solution, using its full 12 stream capabilities for maximum Wi-Fi performance.

•	Released and sampled to customers the QSR5GU-AX PLUS, the world’s only dual-band, 9-stream 802.11ax solution.

•	The latest North American cable MSO initiated a full volume rollout using our Wave 3 QSR 10G technology in their next generation gateway bringing our total to four cable MSOs in deployment.

•	Enabled individual Wi-Fi clients to exceed 1Gbps throughput using Quantenna's QSR10GU-AX PLUS and QSR10G with commercially available mobile products from Intel Corp.

•	Orange Poland launched their new dual-band dual-concurrent Wi-Fi repeater, the Smart Wi-Fi Box, based on one of our Wave 2 chipsets.

•	Integrated Plume’s Adaptive WiFi™ AI driven mesh solution into our QSR5GU-AX PLUS solution to deliver the next generation of whole-home mesh networking.

•	Announced a strategic partnership with Aerial Technologies to bring the latest in Wi-Fi motion detection technology to the market.

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Business Outlook

Fourth Quarter 2018 Guidance Range
Revenue	$61M to $63M
Gross Margin
GAAP	49.9% +/- 100bps
Non-GAAP	50.0% +/- 100bps
Operating Expense
GAAP	$27.1M to $28.1M
Non-GAAP	$23.0M to $24.0M
Net income per share-diluted
GAAP	$0.08 - $0.10
Non-GAAP	$0.18 - $0.20

Gross margin, operating expense and net income GAAP to Non-GAAP reconciliation relates to stock-based compensation expense and change in deferred tax assets.
Webcast and Conference Call
Quantenna management will host a conference call discussing the quarterly results and business outlook following this press release at 1:30 p.m. Pacific Time today. Individuals interested in listening to the conference call may do so by dialing (877) 239-5585 for domestic callers or (661) 378-9806 for international callers. Please reference Conference ID: 1795125. An audio webcast and replay will be available on the “Investor Relations” section of Quantenna’s website at http://ir.quantenna.com/events.cfm.
Non-GAAP Financial Measures
In addition to GAAP reporting, Quantenna provides information regarding net income, gross profit, gross margin, and operating expenses on a non-GAAP basis. This non-GAAP information excludes stock-based compensation expense and changes to deferred tax balances. These non-GAAP measures are used by the Company’s management for the purposes of evaluating the underlying operating performance of the Company, establishing internal budgets, comparing performance with internal forecasts and goals, strategic planning, benchmarking against other companies, to provide a more consistent basis of comparison and to enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial tables included in this press release.
Forward-Looking Statements
This press release contains forward-looking statements based on Quantenna’s current expectations, including statements regarding Quantenna’s preliminary financial results for the third quarter ended September 30, 2018, forecasted financial results for the fourth quarter of fiscal 2018, expected future business and financial performance, growth opportunities, product technologies and customer relationships. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Quantenna are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Quantenna and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: challenges developing new and leading edge products on a timely basis that achieve market acceptance; the complexity of the products, including integration requirements with components from other third parties that are outside of Quantenna's control; quarterly fluctuations in revenues and operating results; intense

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market competition, including competition from other companies that are larger and have greater resources and broader product ecosystem offerings; ability to accurately predict future revenue and expenses; potential cancellation of customer orders; risks that Quantenna may not be able to maintain its historical growth or achieve similar levels of success with respect to new products; ability to attract and retain customers and service providers; dependence on a limited number of products and customers; intellectual property litigation risks; industry consolidation and risks associated with acquisitions, divestitures and strategic partnerships with respect to Quantenna as well as third parties; product liability risks; risks related to international operations, including the impact of increased tariffs and escalating trade tensions among countries on Quantenna and its customers, end customers, vendors and partners; dependence of Quantenna's customers on components from other third parties; risks that Quantenna may not be able to manage strains associated with its growth; dependence on key personnel; stock price volatility; the cyclical nature of the semiconductor industry; changes in tax and other laws affecting Quantenna’s business and operations; cyberattacks; adjustments to the preliminary financial results reported in this press release and related earnings call announcement and materials for the third quarter of 2018 in connection with completion of the final closing process and procedures and preparation of our Quarterly Report on Form 10-Q; and other factors that are detailed in the Securities and Exchange (“SEC”) filings of Quantenna, which you may obtain for free at the SEC’s website at http://www.sec.gov. Quantenna disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Quantenna Communications
Quantenna (Nasdaq:QTNA) is the global leader and innovator of high performance Wi-Fi solutions. Founded in 2006, Quantenna has demonstrated its leadership in Wi-Fi technologies with many industry firsts. Quantenna continues to innovate with the mission to perfect Wi-Fi by establishing benchmarks for speed, range, efficiency and reliability. Quantenna takes a multidimensional approach, from silicon and system to software, and provides total Wi-Fi solutions. For more information, visit www.quantenna.com.

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Quantenna Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017

Revenue	$59,349	$50,108	$157,893	$135,084
Cost of revenue	29,859	25,591	79,774	68,212
Gross profit	29,490	24,517	78,119	66,872
Operating expenses:
Research and development	17,783	15,011	52,468	43,699
Sales and marketing	3,833	3,363	12,307	9,553
General and administrative	4,886	3,735	13,602	11,231
Total operating expenses	26,502	22,109	78,377	64,483
Income (loss) from operations	2,988	2,408	(258)	2,389
Interest expense	—	(103)	—	(442)
Other income, net	243	223	807	610
Income before income taxes	3,231	2,528	549	2,557
Benefit (provision) for income taxes	648	274	1,115	(470)
Net income	$3,879	$2,802	$1,664	$2,087
Net income per share - basic	$0.10	$0.08	$0.05	$0.06
Net income per share - diluted	$0.10	$0.07	$0.04	$0.05

Shares used in computing net income per share:
Basic	37,070	34,734	36,476	33,907
Diluted	40,026	38,525	39,425	38,419

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Quantenna Communications, Inc.
Unaudited reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

Non-GAAP Income Statement Items	Three months ended September 30, 2018				Three months ended October 1, 2017
	GAAP Measure	Stock-based Compensation Expense	Income Taxes*	Non-GAAP Measure	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure
Revenue	$59,349			$59,349	$50,108		$50,108
Gross profit	29,490	50		29,540	24,517	38	24,555
Gross margin	49.7%	0.1%		49.8%	48.9%	0.1%	49.0%
Research and development	17,783	2,248		15,535	15,011	1,367	13,644
Sales and marketing	3,833	541		3,292	3,363	416	2,947
General and administrative	4,886	1,163		3,723	3,735	948	2,787
Income from operations	2,988	4,002		6,990	2,408	2,769	5,177
(Provision) benefit for income taxes	648	—	(913)	(265)	274	—	274
Net income	$3,879	$4,002	$(913)	$6,968	$2,802	$2,769	$5,571
Basic shares outstanding	37,070			37,070	34,734		34,734
Basic earnings per share	$0.10			$0.19	$0.08		$0.16
Diluted shares outstanding	40,026			40,026	38,525		38,525
Diluted earnings per share	$0.10			$0.17	$0.07		$0.14

Non-GAAP Income Statement Items	Nine months ended September 30, 2018				Nine months ended October 1, 2017
	GAAP Measure	Stock-based Compensation Expense	Income Taxes*	Non-GAAP Measure	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure
Revenue	$157,893			$157,893	$135,084		$135,084
Gross profit	78,119	146		78,265	66,872	123	66,995
Gross margin	49.5%	0.1%		49.6%	49.5%	0.1%	49.6%
Research and development	52,468	7,170		45,298	43,699	3,986	39,713
Sales and marketing	12,307	2,118		10,189	9,553	1,179	8,374
General and administrative	13,602	3,489		10,113	11,231	2,159	9,072
Income (loss) from operations	(258)	12,923		12,665	2,389	7,447	9,836
(Provision) benefit for income taxes	1,115	—	(1,835)	(720)	(470)	—	(470)
Net income (loss)	$1,664	$12,923	$(1,835)	$12,752	$2,087	$7,447	$9,534
Basic shares outstanding	36,476			36,476	33,907		33,907
Basic earnings per share	$0.05			$0.35	$0.06		$0.28
Diluted shares outstanding	39,425			39,425	38,419		38,419
Diluted earnings per share	$0.04			$0.32	$0.05		$0.25

*Income tax adjustment relating to change in US Federal and State deferred tax assets.

Quantenna Communications, Inc.
Unaudited Forward-Looking Statements Regarding Business Outlook

Business Outlook	Three Months Ended December 30, 2018

	Low	High
Estimated GAAP diluted earnings per share	$0.08	$0.10
Estimated stock compensation expense	$(0.10)	(0.10)
Estimated Non-GAAP diluted earnings per share	$0.18	$0.20

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Quantenna Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$34,559	$24,432
Marketable securities	97,471	94,195
Accounts receivable	20,081	26,786
Inventory	21,578	12,662
Prepaid expenses and other current assets	6,512	2,744
Total current assets	180,201	160,819
Deferred tax assets	37,443	35,422
Property and equipment, net	13,418	12,511
Intangible and other assets, net	3,571	3,952
Total assets	$234,633	$212,704
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,255	$3,754
Accrued liabilities and other current liabilities	23,220	21,065
Long-term debt, current portion	—	3,943
Total current liabilities	33,475	28,762
Other long-term liabilities	2,670	3,339
Total liabilities	36,145	32,101

Stockholders’ equity
Common stock	3	3
Additional paid-in capital	324,931	308,023
Accumulated other comprehensive loss	(894)	(207)
Accumulated deficit	(125,552)	(127,216)
Total stockholders’ equity	198,488	180,603
Total liabilities and stockholders’ equity	$234,633	$212,704

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Quantenna Communications, Inc.
Condensed Consolidated Cash Flows
(in thousands, unaudited)

	Nine Months Ended
	September 30, 2018	October 1, 2017

Cash flows from operating activities
Net income	$1,664	$2,087
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,467	1,566
Stock-based compensation expense	12,923	7,447
Deferred income taxes	(1,821)	—
Other	705	347
Changes in assets and liabilities:
Accounts receivable	6,705	(8,340)
Inventory	(8,916)	(7,880)
Prepaid expenses and other current assets	(3,768)	(22)
Deferred rent and other assets	159	(790)
Accounts payable	6,498	5,119
Accrued liabilities and other current liabilities	2,075	14,660
Net cash provided by operating activities	19,691	14,194
Cash flows from investing activities
Purchase of property and equipment	(3,962)	(6,961)
Purchase of long-term investment	(590)	—
Purchase of marketable securities	(47,917)	(104,044)
Proceeds from sales of marketable securities	—	3,670
Maturities of marketable securities	44,259	12,239
Net cash used in investing activities	(8,210)	(95,096)
Cash flows from financing activities
Proceeds from issuance of common stock, net	6,091	5,083
Payments of taxes withheld for vested stock awards	(2,428)	(626)
Payments related to intangible asset purchase	(815)	—
Repayments of long-term debt	(3,943)	(1,756)
Net cash (used in) provided by financing activities	(1,095)	2,701
Effect of exchange rates on cash and cash equivalents	(259)	—
Net increase (decrease) in cash and cash equivalents	10,127	(78,201)
Cash and cash equivalents
Beginning of period	24,432	117,045
End of period	$34,559	$38,844

Quantenna Communications, Inc.
Vernon Essi, Jr.
669-209-5647
vessi@quantenna.com

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